                                                                 Exhibit 99.a.16

                            ARTICLES SUPPLEMENTARY
                                      TO
                           ARTICLES OF INCORPORATION
                                      OF
               DEUTSCHE BANC ALEX. BROWN CASH RESERVE FUND, INC.

     Deutsche Banc Alex. Brown Cash Reserve Fund, Inc., a Maryland company having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

     SECOND: The Corporation's Board of Directors, in accordance with Section 2-408(c) of the General Corporation Law of the State of Maryland, by written consent without a meeting, with full force and effect as if adopted by the unanimous affirmative vote of the Board of Directors at a duly constituted meeting, has adopted resolutions to increase the number of shares of capital stock which the Corporation has the authority to issue to twenty billion eight hundred ten million (20,810,000,000) shares of Common Stock, par value $.001 per share, having an aggregate par value of twenty million eight hundred ten thousand dollars ($20,810,000.00) in order to increase, by two billion (2,000,000,000) shares each, the number of authorized shares of the Deutsche Banc Alex. Brown Cash Reserve Prime Shares and Institutional Prime Shares classes of the Fund and to increase, by one billion (1,000,000,000) shares each, the number of authorized shares of the Deutsche Banc. Alex Brown Cash Reserve Treasury Shares, Treasury Institutional Shares, Deutsche Banc. Alex. Brown Cash Reserve Tax-Free Shares and Tax-Free Institutional Shares classes of the Fund;

     THIRD: Immediately before the increase in the number of authorized shares pursuant to these Articles Supplementary, the Corporation was authorized to issue twelve billion, eight hundred ten million (12,810,000,000) shares of Common Stock, par value $.001 per share, having an aggregate par value of twelve million eight hundred ten thousand dollars ($12,810,000.00), as follows: eight billion six hundred sixty million (8,660,000,000) shares were designated "Prime Series", one billion five hundred fifty million (1,550,000,000) were designated "Treasury Series", two billion two hundred fifty million (2,250,000,000) shares were designated "Tax - Free Series", and the balance of which were unclassified. Of the eight billion six hundred sixty million (8,660,000,000) shares designated for the Prime Series, seven billion (7,000,000,000) shares were classified as Deutsche Banc Alex. Brown Cash Reserve Fund Shares, one billion two hundred million (1,200,000,000) shares were classified as Institutional Shares, fifty million (50,000,000) were classified as Flag Investors Cash Reserve Prime Shares Class A, fifty million (50,000,000) were classified as Flag Investors Cash Reserve Prime Shares Class B, ten million (10,000,000) were classified as Flag Investors Cash Reserve Prime Shares Class C and three hundred fifty million (350,000,000) were classified as Quality Cash Reserve Prime Shares. Of the one billion five hundred fifty million (1,550,000,000) shares designated for the Treasury Series, one billion three hundred million (1,300,000,000) shares were classified as Deutsche Banc Alex. Brown Cash Reserve Fund Shares and two hundred fifty million (250,000,000) were classified as Institutional Shares. Of the two billion two hundred fifty million (2,250,000,000) shares designated for the Tax-Free Series, two billion (2,000,000,000) shares were classifiedf as Deutsche Banc Alex. Brown Cash Reserve Fund Shares and two hundred fifity million (250,000,000) shares were classified as Institutional Shares.

     FOURTH Pursuant to the authority contained in Section 2-605(a)(2) of the Maryland General Corporation Law and under authority contained in Article ELEVENTH of the Articles of Incorporation for the Corporation, a majority of the entire Board of Directors has adopted resolutions to change the names of various classes of the Corporation.

     FIFTH: The Articles of Incorporation are amended by redesignating all the issued and unissued shares of the Corporation's Flag Investors Cash Reserve Prime Class A Shares as Cash Reserve Prime Class A, all the issued and unissued shares of the Corporation's Flag Investors Cash Reserve Prime Class B Shares as Cash Reserve Prime Class B and all the issued and unissued shares of the Corporation's Flag Investors Cash Reserve Class Prime C Shares as Cash Reserve Prime Class C Shares. Subsequent to such redesignation, the authorized shares of the Corporation are designated and classified as follows:

Designation                                                                         Number of Shares
-----------                                                                         ----------------
     Deutsche Banc Alex. Brown Cash Reserve Fund, Inc.                              20,810,000,000
     Prime Series                                                                   12,660,000,000
          Deutsche Banc Alex. Brown Cash Reserve Fund Shares                         9,000,000,000
          Institutional Shares                                                       3,200,000,000
          Cash Reserve Prime Class A Shares                                             50,000,000
          Cash Reserve Prime Class B Shares                                             50,000,000
          Cash Reserve Prime Class C Shares                                             10,000,000
          Quality Cash Reserve Prime Shares                                            350,000,000
     Treasury Series                                                                 3,550,000,000
          Deutsche Banc Alex. Brown Cash Reserve Fund Shares                         1,300,000,000
          Institutional Shares                                                       1,250,000,000
     Tax - Free Series                                                               4,250,000,000
          Deutsche Banc Alex. Brown cash Reserve Fund Shares                         3,000,000,000
          Institutional Shares                                                       1,250,000,000
     Undesignated                                                                      350,000,000

     SIXTH: The shares of Common Stock of the Corporation redesignated and reclassified here shall be subject to all of the provisions of the Corporation's Charter relating shares of stock of the Corporation generally and shall have the preferences, conversion and other rights, voting powers, restrictions, limitation as to dividends, qualifications, and terms and conditions of redemption set forth in Article FIFTH of the Corporation's Charter.

     The undersigned President acknowledges that these Articles Supplementary are the acts of the Corporation and states that to the best of his knowledge, information, and belief, the matters and facts set forth in this article with respect to authorization and approval is true in all material respects and that this statement is made under the penalties of perjury.

     SEVENTH: The foregoing amendments to the Articles of Incorporation are limited to changes expressly permitted by Section 2-605 of Subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without action by stockholders.

     EIGHTH: These Articles Supplementary shall be effective as of the later of the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary of record or April 9, 2001.

     IN WITNESS WHEREOF, Deutsche Banc Alex. Brown Cash Reserve Fund, Inc. has caused these presents to be signed in its name and on its behalf by its duly authorized officers who acknowledge that these Articles Supplementary are the act of the Company and that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects and that this statement is made under the penalties of perjury.

                         Deutsche Banc Alex. Brown Cash Reserve Fund, Inc.

                         By: /s/ Richard T. Hale
                         -----------------------
                         Richard T. Hale
                         President
                         Date: April 5, 2001

[SEAL]

Attest:


/s/ Amy M. Olmert
-----------------
Amy M. Olmert
Secretary
Date: April 5, 2001